Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO Callie A. Tomasso, Investor Relations (561) 627-7171

November 26, 2019

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2020 THIRD QUARTER RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, November 26, 2019 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter and nine months ended October 26, 2019. The Company reported:

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Contract revenues of $884.1 million for the quarter ended October 26, 2019, compared to $848.2 million for the quarter ended October 27, 2018. Contract revenues for the quarter ended October 26, 2019 increased 4.7% on an organic basis after excluding $3.9 million in contract revenues from storm restoration services for the quarter ended October 27, 2018.

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Non-GAAP Adjusted EBITDA of $91.7 million, or 10.4% of contract revenues, for the quarter ended October 26, 2019, compared to Non-GAAP Adjusted EBITDA of $98.6 million, or 11.6% of contract revenues, for the quarter ended October 27, 2018.

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On a GAAP basis, net income was $24.2 million, or $0.76 per common share diluted, for the quarter ended October 26, 2019, compared to net income of $27.8 million, or $0.87 per common share diluted, for the quarter ended October 27, 2018. Non-GAAP Adjusted Net Income was $28.1 million, or $0.88 per common share diluted, for the quarter ended October 26, 2019, compared to Non-GAAP Adjusted Net Income of $31.3 million, or $0.98 per common share diluted, for the quarter ended October 27, 2018.

The Company also reported:

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Contract revenues of $2.602 billion for the nine months ended October 26, 2019, compared to $2.379 billion for the nine months ended October 27, 2018. Contract revenues for the nine months ended October 26, 2019 increased 10.4% on an organic basis after excluding contract revenues from an acquired business that was not owned for the full period in both the current and prior year periods and contract revenues from storm restoration services. Contract revenues from that acquired business were $20.9 million for the nine months ended October 26, 2019, compared to $23.7 million for the nine months ended October 27, 2018. Contract revenues from storm restoration services were $4.7 million for the nine months ended October 26, 2019, compared to $22.5 million for the nine months ended October 27, 2018.

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Non-GAAP Adjusted EBITDA of $265.6 million, or 10.2% of contract revenues, for the nine months ended October 26, 2019, compared to Non-GAAP Adjusted EBITDA of $270.1 million, or 11.4% of contract revenues, for the nine months ended October 27, 2018.

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On a GAAP basis, net income was $68.4 million, or $2.15 per common share diluted, for the nine months ended October 26, 2019, compared to net income of $75.0 million, or $2.34 per common share diluted, for the nine months ended October 27, 2018. Non-GAAP Adjusted Net Income was $79.6 million, or $2.50 per common share diluted, for the nine months ended October 26, 2019, compared to Non-GAAP Adjusted Net Income of $85.3 million, or $2.68 per Non-GAAP Adjusted Diluted Share, for the nine months ended October 27, 2018.

Outlook

The Company also announced its outlook for the fiscal quarter ending January 25, 2020. The Company currently expects total contract revenues for the fiscal quarter ending January 25, 2020 to range from $700 million to $740 million. On a GAAP basis, diluted loss per common share for the fiscal quarter ending January 25, 2020 is expected to range from $(0.27) to $(0.10) and Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share is expected to range from $(0.15) to $0.02. Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share guidance excludes $5.2 million of pre-tax interest expense, or $0.12 per common diluted share on an after-tax basis, for the non‑cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”). A reconciliation of Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share guidance provided for the fiscal quarter ending January 25, 2020, along with reconciliations of other Non-GAAP measures, is included within the press release tables. For additional discussion regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Tuesday, November 26, 2019; call (800) 230-1085 (United States) or (612) 288-0329 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Thursday, December 26, 2019.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending January 25, 2020 found under the “Outlook” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” sections of this release. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 26, 2019	January 26, 2019
ASSETS
Current assets:
Cash and equivalents	$11,837	$128,342
Accounts receivable, net	919,496	625,258
Contract assets	343,191	215,849
Inventories	104,923	94,385
Income tax receivable	—	3,461
Other current assets	32,483	29,145
Total current assets	1,411,930	1,096,440

Property and equipment, net	394,516	424,751
Operating lease right-of-use assets (a)	68,468	—
Goodwill and other intangible assets, net	470,942	486,874
Other	49,720	89,438
Total non-current assets	983,646	1,001,063
Total assets	$2,395,576	$2,097,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,531	$119,485
Current portion of debt	22,500	5,625
Contract liabilities	19,893	15,125
Accrued insurance claims	41,884	39,961
Operating lease liabilities (a)	25,739	—
Income taxes payable	9,516	721
Other accrued liabilities	115,724	104,074
Total current liabilities	364,787	284,991

Long-term debt	970,243	867,574
Accrued insurance claims - non-current	58,352	68,315
Operating lease liabilities - non-current (a)	43,217	—
Deferred tax liabilities, net - non-current	73,158	65,963
Other liabilities	5,669	6,492
Total liabilities	1,515,426	1,293,335

Total stockholders’ equity	880,150	804,168
Total liabilities and stockholders’ equity	$2,395,576	$2,097,503

(a) The Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842), effective January 27, 2019, the first day of fiscal 2020. On adoption, the Company recognized approximately $71.0 million of operating lease right-of-use assets and corresponding operating lease liabilities on its condensed consolidated balance sheet for its operating leases with terms greater than twelve months.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited
	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Contract revenues	$884,115	$848,237	$2,602,079	$2,379,081

Costs of earned revenues, excluding depreciation and amortization (a)	724,378	687,164	2,146,527	1,929,113
General and administrative (b) (c)	69,875	68,763	193,613	195,601
Depreciation and amortization	47,356	45,533	140,941	133,694
Total	841,609	801,460	2,481,081	2,258,408

Interest expense, net (d)	(13,128)	(11,310)	(38,239)	(31,922)
Other income, net	1,407	2,817	11,111	14,686
Income before income taxes	30,785	38,284	93,870	103,437

Provision for income taxes (e)	6,556	10,454	25,466	28,476

Net income	$24,229	$27,830	$68,404	$74,961

Earnings per common share:

Basic earnings per common share	$0.77	$0.89	$2.17	$2.40

Diluted earnings per common share	$0.76	$0.87	$2.15	$2.34

Shares used in computing earnings per common share:
Basic	31,502,543	31,246,591	31,480,759	31,214,172

Diluted (f)	31,826,845	31,834,542	31,811,505	32,065,229

(a) During the nine months ended October 26, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.

(b) During the nine months ended October 26, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.

(c) Includes stock-based compensation expense of $2.7 million and $7.4 million for the quarters ended October 26, 2019 and October 27, 2018, respectively, and $8.5 million and $18.3 million for the nine months ended October 26, 2019 and October 27, 2018, respectively.

(d) Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $5.1 million and $4.8 million for the quarters ended October 26, 2019 and October 27, 2018, respectively, and $15.0 million and $14.2 million for the nine months ended October 26, 2019 and October 27, 2018, respectively.

(e) For the nine months ended October 26, 2019, the provision for income taxes included $1.1 million recognized in the second quarter related to a previous tax year filing. For the three and nine months ended October 26, 2019, the provision for income taxes also included $0.2 million and $0.8 million, respectively, of income tax expense for the vesting and exercise of share-based awards.

(f) During the first and second quarters of fiscal 2019, the Company’s average stock price exceeded the $96.89 conversion price of its Notes. As a result, diluted shares used in computing diluted earnings per common share for the nine months ended October 27, 2018 include approximately 0.2 million weighted shares of potential dilution from the embedded conversion feature in the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
Quarter Ended October 26, 2019	$884,115	$—	$—	$884,115	4.2%	4.7%

Quarter Ended October 27, 2018	$848,237	$—	$(3,870)	$844,367

Nine Months Ended October 26, 2019	$2,602,079	$(20,935)	$(4,716)	$2,576,428	9.4%	10.4%

Nine Months Ended October 27, 2018	$2,379,081	$(23,670)	$(22,478)	$2,332,933

(a) Amounts for the nine months ended October 26, 2019 and October 27, 2018 represent contract revenues from an acquired business that was not owned for the full period in both the current and prior year periods.

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$24,229	$27,830	$68,404	$74,961
Interest expense, net	13,128	11,310	38,239	31,922
Provision for income taxes	6,556	10,454	25,466	28,476
Depreciation and amortization	47,356	45,533	140,941	133,694
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	91,269	95,127	273,050	269,053
Gain on sale of fixed assets	(2,241)	(3,874)	(13,785)	(17,198)
Stock-based compensation expense	2,694	7,366	8,450	18,277
Recovery of previously reserved accounts receivable and contract assets	—	—	(10,345)	—
Q1-20 charge for warranty costs	—	—	8,200	—
Non-GAAP Adjusted EBITDA	$91,722	$98,619	$265,570	$270,132

Contract revenues	$884,115	$848,237	$2,602,079	$2,379,081
Non-GAAP Adjusted EBITDA % of contract revenues	10.4%	11.6%	10.2%	11.4%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$24,229	$27,830	$68,404	$74,961

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	5,068	4,800	15,016	14,223
Q1-20 charge for warranty costs (a)	—	—	8,200	—
Recovery of previously reserved accounts receivable and contract assets (b)	—	—	(10,345)	—

Tax Adjustments:
Tax expense for the vesting and exercise of share-based awards	163	—	801	—
Tax expense related to previous tax year filing	—	—	1,092	—
Tax effect of pre-tax adjustments	(1,394)	(1,321)	(3,540)	(3,911)
Total adjustments, net of tax	3,837	3,479	11,224	10,312

Non-GAAP Adjusted Net Income	$28,066	$31,309	$79,628	$85,273

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$0.76	$0.87	$2.15	$2.34
Total adjustments, net of tax and dilutive share effect of Notes (c)	0.12	0.11	0.35	0.34
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.88	$0.98	$2.50	$2.68

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted shares	31,826,845	31,834,542	31,811,505	32,065,229
Adjustment for economic benefit of note hedge related to Notes (c)	—	—	—	(245,065)
Non-GAAP Adjusted Diluted Shares (c)	31,826,845	31,834,542	31,811,505	31,820,164

(a) During the nine months ended October 26, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.

(b) During the nine months ended October 26, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.

(c) The Company has a note hedge in effect to offset the economic dilution of additional shares from the Notes up to an average quarterly share price of $130.43 per share. Non-GAAP Adjusted Diluted Shares excludes the GAAP dilutive share effect of the Notes.

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED EARNINGS (LOSS) PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS (LOSS) PER COMMON SHARE

Quarter Ending
January 25, 2020

GAAP diluted loss per common share (a)	$(0.27) - $(0.10)

Adjustment
Addback of after-tax non-cash amortization of debt discount (b)	0.12

Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share (a)	$(0.15) - $0.02

(a) GAAP diluted loss per common share and Non-GAAP Adjusted Diluted Loss per Common Share for the quarter ending January 25, 2020 is calculated using 31.5 million shares, which excludes common stock equivalents related to share-based awards as their effect would be anti-dilutive. Non-GAAP Adjusted Diluted Earnings per Common Share for the quarter ending January 25, 2020 is calculated using 31.8 million shares.

(b) The Company expects to recognize approximately $5.2 million in pre-tax interest expense during the quarter ending January 25, 2020 for the non-cash amortization of the debt discount associated with the Notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•
Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

•
Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. The Company has a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the Notes up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excludes dilution from the Notes. Management believes that the calculation of Non-GAAP Adjusted Diluted shares to reflect the note hedge will be useful to investors because it provides insight into the offsetting economic effect of the hedge against potential conversion of the Notes.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•
Recovery of previously reserved accounts receivable and contract assets - During the nine months ended October 26, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•
Q1-20 charge for warranty costs - During the nine months ended October 26, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•
Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•
Tax impact of previous tax year filing - During the nine months ended October 26, 2019, the Company recognized an income tax expense of $1.1 million in the second quarter on a previous tax year filing. The Company has excluded this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•	Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s effective tax rate used for financial planning for the applicable period.